UNITED STATES

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Clearwire Corporation

(Name of Registrant as Specified in Its Charter)

Crest Financial Limited

Crest Investment Company

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This filing consists of the following documents:

•	Letter by Crest Financial Limited to the Board of Directors of Clearwire Corporation dated June 6, 2013

•	Press Release by Crest Financial Limited dated June 6, 2013

CREST FINANCIAL LIMITED

JPMorgan Chase Tower

600 Travis, Suite 6800

Houston, Texas 77002

June 6, 2013

VIA FEDERAL EXPRESS AND FACSIMILE

The Board of Directors

c/o John W. Stanton

Chairman

Clearwire Corporation

1475 120th Avenue NE

Bellevue, WA 98005

Ladies and Gentlemen:

As our May 30 and June 3 letters explained, Crest Financial Limited (“Crest”) believes that DISH Network Corporation’s (“DISH”) tender offer for all outstanding shares of Clearwire Corporation (“Clearwire” or the “Company”) for $4.40 per share is both actionable and superior in every way to Sprint Nextel Corporation’s (“Sprint”) current offer of $3.40 per share. Sprint’s June 3 letter to you, in which Sprint asserts that DISH’s tender offer is not actionable because certain of its terms violate applicable law and Clearwire’s Equityholders’ Agreement (“EHA”), is fraught with unfounded assertions and changes nothing. The DISH offer remains actionable. It remains superior to Sprint’s offer. And the path to realizing the Company’s true value for all Clearwire stockholders is still an open, competitive process. The Clearwire Board of Directors (the “Board”) should give DISH’s offer genuine consideration as part of a competitive bidding for Clearwire.

We recognize Sprint’s letter for what it is: Sprint’s latest attempt to interfere with your consideration of alternatives that will benefit all stockholders, rather than just Sprint. We are convinced that DISH’s tender offer, and your entering into the Investor Rights Agreement and the Note Purchase Agreement proposed by DISH, will not violate the Company’s contractual obligations or the law. And failure to consider DISH’s offer would be a breach of your own fiduciary duties. In its June 4 letter, DISH directly rebutted the untrue, overbearing assertions in Sprint’s letter. As Clearwire’s largest independent minority stockholder, we write this letter to add our own views.

DISH’s request for nomination rights is not problematic. The EHA does not bar the Board or its nominating committee from agreeing to nominate DISH’s designees to the Board. The EHA states only that the nominating committee will fill unreserved seats, which it of course would be doing when it nominates DISH’s designees. And DISH’s proposal would not require a reduction to Sprint’s nomination rights. Nor does Delaware law prohibit the Company, with approval of the Board, from entering into an agreement with a stockholder to nominate certain directors through its nominating committee. Sprint’s suggestion that the agreement is unlawful because it continues “in perpetuity” is wholly unfounded. Sprint’s own nominating rights are “not time-bound,” and Sprint has made no effort to distinguish its rights from DISH’s proposal. We also do not see any fiduciary duty concerns in this context since DISH covenants to nominate

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only independent directors (as defined by the NASDAQ listing rules). That said, any concerns you may have could easily be addressed by a “fiduciary out” provision. Such a provision would give the Board’s nominating committee the right to reject a candidate to the extent the committee determines in good faith and on advice of outside counsel that the candidate’s nomination would violate the directors’ fiduciary duties.

The veto rights in DISH’s proposed Investor Rights Agreement are commonplace and permissible. Merger agreements, stock purchase agreements, investor agreements, credit agreements, indentures, and many other legal instruments regularly include negative covenants of the kind DISH requested, as Sprint well knows. Neither Delaware law nor Clearwire’s Certificate of Incorporation prohibit Clearwire from granting pre-emptive rights by contract, and that is all that DISH has requested. Finally, DISH’s status as a minority stockholder does not magically render these covenants unlawful—as is evident from the rights already granted to non-Sprint minority stockholders under the EHA.

Likewise, we do not read the DISH tender offer to require Sprint’s consent. The EHA requires consent of the parties only for “material capital restructuring or reorganization” of Clearwire. Given that Clearwire is a company with an enterprise value of at least $11.39 billion (assuming a share price of $4.40 for the equity of Clearwire), no one can seriously claim that accepting DISH’s $800 million financing proposal amounts to a “material capital restructuring or reorganization.” Similarly, the EHA does not mandate consent for tender offers but expressly requires consent only for any “merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving the Company.” The nine EHA parties and their fine lawyers did not simply forget to include in this litany a “tender offer,” even though it is among the most common transaction structures. Rather, the real and sensible reason why tender offers are not included in the consent list is because a tender offer is not a transaction involving the Company—it is a transaction directly between a bidder, here DISH, and the stockholders. In all events, it is difficult to see how a “change of control” can possibly occur so long as Sprint persists in its refusal to sell its Clearwire shares.

Although we agree with DISH that Sprint’s objections are unsubstantiated and its position unsustainable, the burden on your decision is more modest. DISH’s offer is conditioned not on the illegality of Sprint’s objections, but only on your agreement to the proposed Investor Rights Agreement and Note Purchase Agreement. Thus, DISH is willing to take on the entire litigation risk and has not conditioned its tender offer on the absence or failure of any challenge by Sprint. It merely requires the Board to agree, but does not ask Clearwire to guarantee that these agreements will survive a legal challenge unscathed.

Contrary to its public handwringing, no one is asking Sprint to engage in “self-sacrifice.” Indeed, Sprint’s recitation of Clearwire’s formation, the details of the EHA, and the particular contractual rights it thinks it holds are a distraction from the real issue—Sprint’s persistent breaches of its fiduciary duties. As we have been explaining for months, we believe that Sprint is attempting to snatch up Clearwire on the cheap, at a price that grossly undervalues the Company and is unfair to minority stockholders. Sprint’s letter threatening to “enforce” supposed “rights” is just a last-ditch effort to preserve an unfair process and an unfair price, in order to divert the Company’s true value entirely to itself.

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Sprint of course has the right not to sell its shares. But it has not stopped simply at stating its intention not to sell. Instead, Sprint has taken every step possible, and using every ounce of leverage as controlling shareholder, to thwart any effort to benefit the Company and its minority stockholders—even to the point of threatening litigation to deny Clearwire stockholders the voluntary choice of realizing at least $1.00 per share more than Sprint’s coercive merger proposal. If Sprint truly thinks that Clearwire is worth only its original offer price of $2.97 or its latest offer of $3.40 per share, then Sprint should be selling its shares of the Company for $4.40 or any higher price. But it has taken precisely the opposite approach. Sprint has publicly stated that it does not intend to sell and has continued wielding its oppressive powers as Clearwire’s controlling stockholder in an attempt to sink all competing bids and ram through its own undervalued offer.

In the end, Sprint’s letter is perhaps most telling in what it does not say. Sprint makes no attempt to explain how its current offer of $3.40 can possibly be fair to minority stockholders while DISH is offering $4.40 per share. In fact, Sprint makes no attempt to explain how its offer is superior to DISH’s in any way at all. That of course is because it is not. Sprint’s offer attempts to squeeze-out Clearwire’s minority stockholders at an unfair price, while DISH’s tender offer would not force anyone to sell against their will. It seeks to push through the unfair deal by packing the “minority” vote with interested parties who have already pledged to vote in favor of the merger and to sell their shares to Sprint even if the merger is rejected, along with directors, officers, and employees with golden parachutes and compensation awards that encourage them to vote for the merger. And it imposes a coercive and highly dilutive Note Purchase Agreement, with much worse terms than DISH’s financing proposal and Crest’s own financing offer.

It is time for you, the Clearwire Board, to fulfill your own fiduciary duties to the Company’s minority stockholders by resisting Sprint’s latest outrage. DISH’s offer is clearly actionable, and you have an obligation to give it full consideration. To the extent you are concerned with any of its details, those concerns can be resolved through good faith negotiations with DISH. As we urged in our June 3 letter, consideration of the DISH tender offer and any other alternatives to Sprint should be considered by a new Special Committee with new, truly independent directors who are not tainted by the current Special Committee’s past misjudgments.

To be sure, DISH’s current proposal might not prove to be Clearwire’s best offer in the end. But it is a direct offer for the Company that furthers the competitive bidding process that we believe can unlock the Company’s true value for Clearwire’s stockholders. It is your duty to take full advantage of this opportunity to pursue fair value for all of Clearwire’s stockholders.

Sincerely yours,

/s/ David K. Schumacher

David K. Schumacher
General Counsel
Crest Financial Limited

*************************************************************************************

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About Crest Financial Limited

Crest is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

In connection with the proposed merger of Clearwire Corporation (“Clearwire”) with Sprint Nextel Corporation (the “Proposed Sprint Merger”), Crest and other persons (the “Participants”) have filed a supplement to its definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement and the supplement have been mailed to the stockholders of Clearwire. SECURITYHOLDERS OF CLEARWIRE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT, WHICH ARE AVAILABLE NOW, AND THE PARTICIPANTS’ OTHER PROXY MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS, CLEARWIRE AND THE PROPOSED SPRINT MERGER. The definitive proxy statement, the supplement and all other proxy materials filed with the SEC are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement and the supplement are also available at no charge on the website of the Participants’ proxy solicitor at http://www.dfking.com/clwr.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans, or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “believes,” “continue,” “strategy,” “position,” or the negative of those terms or other variations of them or by comparable terminology.

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FOR IMMEDIATE RELEASE:

CONTACT: Jeffrey Birnbaum, (202) 661-6367, JBirnbaum@BGRPR.com

Crest Financial Criticizes Sprint Letter to Clearwire Board as a Further Breach of Fiduciary Duties and Urges Clearwire Board to Fully Consider Tender Offer From DISH

Sends letter to Clearwire Board refuting Sprint’s letter and calling on Clearwire Board to resist “Sprint’s latest outrage”

HOUSTON, June 6, 2013—Crest Financial Limited, the largest of the independent minority stockholders of Clearwire Corporation (NASDAQ: CLWR), sent a letter to Clearwire’s Board of Directors criticizing Sprint Nextel Corporation’s objections to DISH Network Corporation’s $4.40 per share tender offer for all outstanding Clearwire shares. Crest agreed with DISH’s responses to Sprint’s letter, which it says was “fraught with unfounded assertions.” Crest again urged the Clearwire Board to appoint a new Special Committee with new directors to fully consider DISH’s tender offer and pursue a competitive bidding process to “unlock the Company’s true value for Clearwire’s stockholders.”

In Crest’s letter to the Clearwire Board, David K. Schumacher, Crest’s General Counsel, states: “We recognize Sprint’s letter for what it is: Sprint’s latest attempt to interfere with your consideration of alternatives that will benefit all stockholders, rather than just Sprint. We are convinced that DISH’s tender offer, and your entering into the Investor Rights Agreement and the Note Purchase Agreement proposed by DISH, will not violate the Company’s contractual obligations or the law. And failure to consider DISH’s offer would be a breach of your own fiduciary duties. In its June 4 letter, DISH directly rebutted the untrue, overbearing assertions in Sprint’s letter. As Clearwire’s largest independent minority stockholder, we write this letter to add our own views.”

According to Schumacher: “DISH’s request for nomination rights is not problematic. The [Equityholder’s Agreement (‘EHA’)] does not bar the Board or its nominating committee from agreeing to nominate DISH’s designees to the Board. The EHA states only that the nominating committee will fill unreserved seats, which it of course would be doing when it nominates DISH’s designees. And DISH’s proposal would not require a reduction to Sprint’s nomination rights. Nor does Delaware law prohibit the Company, with approval of the Board, from entering into an agreement with a stockholder to nominate certain directors through its nominating committee. Sprint’s suggestion that the agreement is unlawful because it continues ‘in perpetuity’ is wholly unfounded. Sprint’s own nominating rights are ‘not time-bound,’ and Sprint has made no effort to distinguish its rights from DISH’s proposal. We also do not see any fiduciary duty concerns in this context since DISH covenants to nominate only independent directors (as defined by the NASDAQ listing rules). That said, any concerns you may have could easily be addressed by a ‘fiduciary out’ provision. Such a provision would give the Board’s nominating committee the right to reject a candidate to the extent the committee determines in good faith and on advice of outside counsel that the candidates nomination would violate the directors’ fiduciary duties.”

Schumacher adds: “The veto rights in DISH’s proposed Investor Rights Agreement are commonplace and permissible. Merger agreements, stock purchase agreements, investor agreements, credit agreements, indentures, and many other legal instruments regularly include negative covenants of the kind DISH requested, as Sprint well knows. Neither Delaware law nor Clearwire’s Certificate of Incorporation prohibit Clearwire from granting pre-emptive rights by contract, and that is all that DISH has requested. Finally, DISH’s status as a minority stockholder does not magically render these covenants unlawful—as is evident from the rights already granted to non-Sprint minority stockholders under the EHA.”

Crest’s letter goes on: “Likewise, we do not read the DISH tender offer to require Sprint’s consent. The EHA requires consent of the parties only for ‘material capital restructuring or reorganization’ of Clearwire. Given that Clearwire is a company with an enterprise value of at least $11.39 billion (assuming a share price of $4.40 for the equity of Clearwire), no one can seriously claim that accepting DISH’s $800 million financing proposal amounts to a ‘material capital restructuring or reorganization.’ Similarly, the EHA does not mandate consent for tender offers but expressly requires consent only for any ‘merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving the Company.’ The nine EHA parties and their fine lawyers did not simply forget to include in this litany a ‘tender offer,’ even though it is among the most common transaction structures. Rather, the real and sensible reason why tender offers are not included in the consent list is because a tender offer is not a transaction involving the Company—it is a transaction directly between a bidder, here DISH, and the stockholders. In all events, it is difficult to see how a ‘change of control’ can possibly occur so long as Sprint persists in its refusal to sell its Clearwire shares.”

Schumacher further explains: “Although we agree with DISH that Sprint’s objections are unsubstantiated and its position unsustainable, the burden on your decision is more modest. DISH’s offer is conditioned not on the illegality of Sprint’s objections, but only on your agreement to the proposed Investor Rights Agreement and Note Purchase Agreement. Thus, DISH is willing to take on the entire litigation risk and has not conditioned its tender offer on the absence or failure of any challenge by Sprint. It merely requires the Board to agree, but does not ask Clearwire to guarantee that these agreements will survive a legal challenge unscathed.”

Crest’s letter continues: “Contrary to its public handwringing, no one is asking Sprint to engage in ‘self-sacrifice.’ Indeed, Sprint’s recitation of Clearwire’s formation, the details of the EHA, and the particular contractual rights it thinks it holds are a distraction from the real issue—Sprint’s persistent breaches of its fiduciary duties. As we have been explaining for months, we believe that Sprint is attempting to snatch up Clearwire on the cheap, at a price that grossly undervalues the Company and is unfair to minority stockholders. Sprint’s letter threatening to ‘enforce’ supposed ‘rights’ is just a last-ditch effort to preserve an unfair process and an unfair price, in order to divert the Company’s true value entirely to itself.”

Schumacher further states: “Sprint of course has the right not to sell its shares. But it has not stopped simply at stating its intention not to sell. Instead, Sprint has taken every step possible, and using every ounce of leverage as controlling shareholder, to thwart any effort to benefit the Company and its minority stockholders—even to the point of threatening litigation to deny Clearwire stockholders the voluntary choice of realizing at least $1.00 per share more than Sprint’s coercive merger proposal. If Sprint truly thinks that Clearwire is worth only its original offer price of $2.97 or its latest offer of $3.40 per share, then Sprint should be selling its shares of the Company for $4.40 or any higher price. But it has taken precisely the opposite approach. Sprint has publicly stated that it does not intend to sell and has continued wielding its oppressive powers as Clearwire’s controlling stockholder in an attempt to sink all competing bids and ram through its own undervalued offer.”

According to Schumacher: “In the end, Sprint’s letter is perhaps most telling in what it does not say. Sprint makes no attempt to explain how its current offer of $3.40 can possibly be fair to minority stockholders while DISH is offering $4.40 per share. In fact, Sprint makes no attempt to explain how its offer is superior to DISH’s in any way at all. That of course is because it is not. Sprint’s offer attempts to squeeze-out Clearwire’s minority stockholders at an unfair price, while DISH’s tender offer would not force anyone to sell against their will. It seeks to push through the unfair deal by packing the ‘minority’ vote with interested parties who have already pledged to vote in favor of the merger and to sell their shares to Sprint even if the merger is rejected, along with directors, officers, and employees with golden parachutes and compensation awards that encourage them to vote for the merger. And it imposes a coercive and highly dilutive Note Purchase Agreement, with much worse terms than DISH’s financing proposal and Crest’s own financing offer.”

The letter to the Clearwire Board concludes: “It is time for you, the Clearwire Board, to fulfill your own fiduciary duties to the Company’s minority stockholders by resisting Sprint’s latest outrage. DISH’s offer is clearly actionable, and you have an obligation to give it full consideration. To the extent you are concerned with any of its details, those concerns can be resolved through good faith negotiations with DISH. As we urged in our June 3 letter, consideration of the DISH tender offer and any other alternatives to Sprint should be considered by a new Special Committee with new, truly independent directors who are not tainted by the current Special Committee’s past misjudgments. To be sure, DISH’s current proposal might not prove to be Clearwire’s best offer in the end. But it is a direct offer for the Company that furthers the competitive bidding process that we believe can unlock the Company’s true value for Clearwire’s stockholders. It is your duty to take full advantage of this opportunity to pursue fair value for all of Clearwire’s stockholders.”

D.F. King & Co, Inc. has been retained by Crest to assist it in the solicitation of proxies in opposition to the proposed Sprint-Clearwire merger. If stockholders have any questions or need assistance in voting the GOLD proxy card, please call D.F. King & Co. at (800) 949-2583. The full letter to the Clearwire Board can be found at http://www.dfking.com/clwr or http://www.bancroftpllc.com/crest.

About Crest Financial Limited

Crest Financial Limited (“Crest”) is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

In connection with the proposed merger of Clearwire Corporation (“Clearwire”) with Sprint Nextel Corporation (the “Proposed Sprint Merger”), Crest and other persons (the “Participants”) have filed a supplement to its definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement and the supplement have been mailed to the stockholders of Clearwire. SECURITYHOLDERS OF CLEARWIRE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT, WHICH ARE AVAILABLE NOW, AND THE PARTICIPANTS’ OTHER PROXY MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS, CLEARWIRE AND THE PROPOSED SPRINT MERGER. The definitive proxy statement, the supplement and all other proxy materials filed with the SEC are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement and the supplement are also available at no charge on the website of the Participants’ proxy solicitor at http://www.dfking.com/clwr.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

SOURCE: Crest Financial Limited